EXHIBIT 99.2

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

TAMPA DIVISION

In re:		Chapter 11

ACCENTIA BIOPHARMACEUTICALS,		Case No. 8:08-bk-17795-KRM
INC., et al.,

(Jointly Administered)

Debtors.	/

FINAL ORDER GRANTING DEBTOR BIOVEST INTERNATIONAL,

INC.’S EMERGENCY MOTION FOR AUTHORITY TO (A) OBTAIN

POSTPETITION FINANCING FROM EMPERY ASSET MASTER LTD., HARTZ

CAPITAL INVESTMENTS, LLC AND OTHER LENDERS AND (B) GRANT

SENIOR LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS

PURSUANT TO 11 U.S.C. §§ 364(c) AND (d) AND F.R.B.P. 4001

THIS CASE came on for an interim hearing on October 12, 2010, at 2:00 p.m. (the “Interim Hearing”), and on for consideration by the Court without a hearing for entry of a final order, on Debtor Biovest International, Inc.’s Emergency Motion for Authority to (A) Obtain Postpetition Financing From Empery Asset Master Ltd., Hartz Capital Investments, LLC and Other Lenders and (B) Grant Senior Liens and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. §§ 364(c) and (d) and F.R.B.P. 4001 [Doc. No. 1370] (the “Motion”),1 filed by Biovest International, Inc. (“Biovest”), for the entry of an order:

(i) authorizing Biovest to borrow on a secured basis from Empery Asset Master Ltd., Hartz Capital Investments, LLC and other lenders (collectively, and together with any transferees or assignees of the foregoing parties, the “DIP Lenders”) the principal amount of up to

[1]	Unless otherwise indicated, capitalized terms used herein shall have the meaning ascribed to such terms in the Motion.

$8,000,000.00 and to issue to the DIP Lenders warrants to purchase shares of the common stock, par value $0.01 per share, of Biovest (the “Biovest Common Stock”) as described in the Motion (collectively, the “DIP Facility”), substantially in accordance with the terms of the Motion and the DIP Loan Documents (as hereinafter defined);

(ii) authorizing Biovest to execute, upon entry of the Interim Order (as hereinafter defined), (i) those certain Debtor in Possession Secured Convertible Notes to be issued to the DIP Lenders, substantially in the form attached to the Motion as Exhibit A (as the same may be amended, supplemented, restated or otherwise modified from time to time, collectively, the “DIP Notes”), and (ii) those certain Series A Warrants to Purchase Common Stock (the “Initial Series A Warrants”) and Series B Warrants to Purchase Common Stock (the “Initial Series B Warrants”) to be issued to the DIP Lenders, substantially in the form attached to the Motion as Exhibits B and C, respectively (as the same may be amended, supplemented, restated or otherwise modified from time to time, collectively, the “DIP Warrants” and, together with the DIP Notes and all other documents, instruments and agreements (including those described in Paragraph 25 of the Motion) delivered in connection with the DIP Facility, the “DIP Loan Documents”), and to perform all such other acts as may be required in connection with the DIP Loan Documents;

(iii) authorizing Biovest, under Section 364 of the Bankruptcy Code, to obtain postpetition financing and incur postpetition indebtedness under the DIP Facility, which financing and indebtedness due and owing by Biovest to the DIP Lenders shall be secured by a valid and perfected first priority, senior lien on and security interest in, as more fully described in the Security Agreement (attached to the Motion as Exhibit I), a deposit account of Biovest opened in connection with the DIP Facility, which account is located at Wells Fargo Bank,

National Association (the “Deposit Account”), and all cash therein and all proceeds thereof (as more fully set forth in the Security Agreement, collectively, the “Collateral”), pursuant to Sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, to secure the payment and performance of all obligations under, in connection with or relating to the DIP Loan Documents and all obligations and liabilities under the Interim Order and this Final Order (collectively, the “DIP Loan Obligations”);

(iv) authorizing Biovest to grant to the DIP Lenders, in accordance with Section 364(c)(1) of the Bankruptcy Code, a superpriority administrative expense claim having priority over any and all administrative expenses of and priority claims against Biovest, but only as to the Collateral as further described in the Motion and this Final Order; and

(v) modifying and, to the extent necessary, lifting the automatic stay imposed by Section 362 of the Bankruptcy Code to the extent necessary to permit the DIP Lenders and Biovest to implement the terms of the Motion in accordance with this Final Order.

The Court having considered the Motion, together with the DIP Loan Documents that were attached as Exhibits to the Motion; finding, in accordance with Bankruptcy Rules 4001(c)(1) and (2), that due and proper notice of the Motion was given under the circumstances; having considered all pleadings filed with the Court and all of the proceedings held before the Court; having approved the Motion on an interim basis at the Interim Hearing and having entered an order dated October 14, 2010 [Doc. No. 1388] (the “Interim Order”) granting the Motion on an interim basis; finding that no objection has been filed to the Motion or the Interim Order by any creditor or other party in interest; and after due deliberation and consideration of all matters, and good and sufficient cause appearing therefore, finds and concludes as follows:2

[2]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

A. On November 10, 2008 (the “Petition Date”), Accentia Biopharmaceuticals, Inc. and its subsidiaries, Biovest, Analytica International, Inc., TEAMM Pharmaceuticals, Inc., AccentRx, Inc., Accentia Specialty Pharmacy, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC and Biolender II, LLC (hereinafter collectively referred to as the “Debtors”), filed with this Court their Voluntary Petitions for relief under Chapter 11 of the Bankruptcy Code.

B. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

C. On November 13, 2008, this Court entered its Order Granting Debtor’s Ex Parte Emergency Motion for Order Directing Joint Administration of Chapter 11 Cases Pursuant to Bankruptcy Rule 1015(b) in each of the Debtors’ Chapter 11 cases (collectively, the “Joint Administration Order”). Pursuant to the Joint Administration Order, the Debtors’ Chapter 11 cases are being jointly administered for procedural purposes only under In re: Accentia Biopharmaceuticals, Inc., Case No. 8:08-bk-17795-KRM.

D. No trustee or examiner has been appointed in these cases. On December 1, 2008, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors for the Debtors (the “Committee”) in these Chapter 11 cases pursuant to Section 1102 of the Bankruptcy Code [Doc. No. 74]. On June 9, 2009, the Office of the United States Trustee filed a notice with the Court amending the membership of the Committee [Doc. No. 336]. On May 27, 2010, the Office of the United States Trustee filed a notice with the Court further amending the membership of the Committee [Doc. No. 686]. On August 9, 2010, the Office of the United States Trustee filed a notice with the Court further amending the membership of the Committee [Doc. No. 874].

E. This Court has jurisdiction to consider the Motion pursuant to 28 U.S.C. §§ 157 and 1334. The subject matter of the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper in this district pursuant to 28 U.S.C. § 1408 and 1409. The statutory predicates for the relief sought in the Motion include Sections 105, 361, 362, 363, 364 and 545 of the Bankruptcy Code and Rule 4001 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”).

F. On August 16, 2010, Biovest and its wholly-owned subsidiaries filed with the Court (i) their First Amended Joint Disclosure Statement for First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code dated as of August 16, 2010 [Doc. No. 905] (the “Biovest Disclosure Statement”), and (ii) their First Amended Joint Plan of Reorganization of Biovest International, Inc., Biovax, Inc., AutovaxID, Inc., Biolender, LLC, and Biolender II, LLC under Chapter 11 of Title 11, United States Code dated as of August 16, 2010 [Doc. No. 906] (the “Biovest Plan”). Pursuant to an order dated August 16, 2010 [Doc. No. 908], this Court approved the Biovest Disclosure Statement.

G. Pursuant to an order dated October 18, 2010 [Doc. No. 1391], the Court has set a hearing to consider confirmation of the Biovest Plan for October 27, 2010, at 3:30 p.m.

H. The Biovest Plan contains a condition precedent to the effective date set forth therein (the “Effective Date”) as follows: “All conditions precedent to the closing of the Exit Financing shall have been satisfied or waived in accordance with the terms thereof.” See Article 11.2.4 of the Biovest Plan. The closing (the “Closing”) under the DIP Loan Documents was authorized to occur upon entry of the Interim Order on the docket for these Chapter 11 cases (subject to the entry of this Final Order), and in all events prior to the confirmation hearing on the Biovest Plan. The Closing occurred on October 19, 2010, subject to the entry of this Final Order. Upon the entry of this Final Order on the docket for these Chapter 11 cases, the condition precedent to the Effective Date contained in Article 11.2.4 of the Biovest Plan as to Exit Financing will be satisfied.

I. Following the entry of this Final Order, Biovest will file a modification to the Biovest Plan with the Court, which will provide for the treatment of the claims of the DIP Lenders against Biovest arising pursuant to, and in connection with, the DIP Loan Documents, the Interim Order and this Final Order, including the Superpriority Claims

J. Prior to the Petition Date, Biovest granted liens or security interests (the “Prepetition Liens”) in all or a portion of its assets (the “Prepetition Collateral”) to the following parties: (i) Laurus Master Fund, Ltd., Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., Valens Offshore SPV II, Corp., PSource Structured Debt Limited, and LV Administrative Services, Inc. (collectively, “Laurus/Valens”), (ii) Ronald E. Osman, (iii) Kathleen M. O’Donnell, Trustee, Irrevocable Trust #1 FBO Francis E. O’Donnell, Jr., (iv) Philip E. Rosensweig, and (v) Accentia Biopharmaceuticals, Inc. (collectively, the “Prepetition Lenders”). Biovest has entered into a global settlement with Laurus/Valens (the “Laurus/Valens Settlement”) which has been approved by an order of the Court dated June 8, 2010 [Doc. No. 698], and Laurus/Valens has filed a ballot with the Court voting in favor of, and accepting its treatment under Class 2 of, the Biovest Plan. Each of the other Prepetition Lenders has (i) filed a ballot with the Court voting in favor of and accepting its treatment under the Biovest Plan, (ii) elected to receive shares of Biovest Common Stock in exchange for its claims against Biovest, and (iii) agreed to release its Prepetition Liens against the Prepetition Collateral.

K. The relief requested in the Motion does not (i) affect the Prepetition Liens of Laurus/Valens in the Prepetition Collateral or the liens on or security interests in the assets of Biovest to be granted to Laurus/Valens under the Biovest Plan and the Laurus/Valens Settlement, or (ii) grant the DIP Lenders a lien on the Prepetition Collateral or any assets of Biovest except the Collateral.

L. In addition, the relief requested in the Motion does not (i) affect the liens on or security interests in the assets of Biovest granted to Corps Real under the Interim DIP Financing Orders or to be granted to Corps Real under the Biovest Plan, or (ii) grant the DIP Lenders a lien on any assets of Biovest except the Collateral.

M. Biovest represents that: (i) an immediate and critical need exists for Biovest to obtain the DIP Facility; (ii) the financing authorized hereunder is vital to avoid immediate and irreparable harm to Biovest’s estate and to allow the orderly continuation of Biovest’s business; (iii) without the DIP Facility, Biovest will not be able to confirm and consummate the Biovest Plan; (iv) at this time, the ability of Biovest to obtain the DIP Facility is vital to the preservation and maintenance of the going concern value of Biovest’s estate; and (v) the incurrence of new indebtedness for borrowed money and other financial accommodations afforded by the DIP Facility are in the best interests of Biovest and its creditors and estate.

N. Biovest represents that it has made substantial efforts to obtain a postpetition loan from numerous third party lenders on terms equal to or better than the DIP Facility. Biovest further represents that it is unable to obtain a postpetition loan from any source other than the DIP Lenders and that it is unable to obtain the required funds in the form of unsecured credit or unsecured debt allowable under Section 503(b)(1) of the Bankruptcy Code as an administrative expense pursuant to Section 364(a) or (b) of the Bankruptcy Code, unsecured debt having the priority afforded by Section 364(c)(1) or debt secured as described in Section 364(c)(2) or (3).

O. Financing on a postpetition basis is not available unless Biovest grants the DIP Lenders senior first priority liens and security interests in the Collateral pursuant to Section 364(d) of the Bankruptcy Code, subject to the terms of this Final Order and the DIP Loan Documents.

P. The DIP Lenders have agreed to provide financing pursuant to the Interim Order and this Final Order, all on the terms and subject to the conditions set forth in this Final Order and in the DIP Loan Documents and a finding by the Court that such financing is essential to Biovest’s estate.

Q. The terms of the DIP Loan Documents, including the interest rates and fees (including, without limitation, all the DIP Lenders’ attorneys’ fees and expenses) applicable thereto and intangible factors, are more favorable to Biovest than those available from alternative sources. Based upon the record before the Court, the DIP Loan Documents have been negotiated in good faith and at arm’s-length among Biovest and the DIP Lenders. Any financial accommodations made to Biovest by the DIP Lenders pursuant to this Final Order and the other DIP Loan Documents shall be deemed to have been extended by the DIP Lenders in good faith, as that term is used in Section 364(e) of the Bankruptcy Code, and the DIP Lenders shall be entitled to all protections afforded thereby.

R. For purposes of these Chapter 11 cases only, the DIP Facility constitutes an issuance of a non-equity security (i.e., debt instrument) and the exemption provided for in Section 364(f) of the Bankruptcy Code applies to this transaction.

S. Notice of the Initial Hearing, the October 21, 2010 deadline to object to the Motion or the Interim Order, and the proposed entry of this Final Order has been provided to the U.S. Trustee, Laurus/Valens and its counsel, the other Prepetition Lenders, Corps Real, the Committee and its counsel, all known holders of prepetition liens against Biovest’s property and assets, and all parties listed on the Master Service List for these cases. Requisite notice of the Motion and the relief requested thereby and in the Interim Order and this Final Order has been given in accordance with Bankruptcy Rule 4001, which notice is sufficient for all purposes under the Bankruptcy Code, including, without limitation, Sections 102(1), 363 and 364 of the Bankruptcy Code, and no other notice need be given for entry of this Final Order.

T. Based on the record before the Court, the DIP Loan Documents, the Interim Order, the Final Order, and the DIP Facility have been negotiated in good faith and at arm’s length among Biovest and the DIP Lenders, and the credit extended and loans made to Biovest shall be deemed to have been extended, issued, made, or consented to, as the case may be, in good faith within the meaning of Section 364(e) of the Bankruptcy Code.

U. The terms of the DIP Loan Documents, the Interim Order, this Final Order, and the DIP Facility are fair and reasonable under the circumstances, reflect Biovest’s exercise of prudent business judgment consistent with its fiduciary duties and are supported by reasonably equivalent value and fair consideration.

Accordingly, it is ORDERED:

1. The Motion is granted on a final basis on the terms set forth in this Final Order. This Final Order shall be valid and binding on all parties in interest, and fully effective immediately upon entry. The term of this Final Order and the DIP Loan Documents authorized hereunder shall expire, the loans made pursuant to this Final Order, the DIP Notes, and the DIP Loan Documents will mature, and all DIP Loan Obligations will become due and payable upon the earlier of (i) November 15, 2010, and (ii) a Termination Event.

2. To avoid immediate and irreparable harm to Biovest’s estate, Biovest is expressly authorized and empowered (i) to borrow up to $8,000,000.00 from the DIP Lenders and perform all of its obligations pursuant to the provisions of this Final Order; (ii) to execute and deliver to the DIP Lenders all of the DIP Loan Documents; and (iii) to perform its obligations under the DIP Loan Documents in accordance with the terms thereof, subject in all events to the terms of this Final Order. The DIP Loan Documents are hereby approved. Following execution of the DIP Loan Documents, Biovest and the DIP Lenders may enter into any non-material amendments of or modifications to the DIP Loan Documents without the need of further notice and hearing or order of this Court.

3. Notwithstanding anything in this Final Order to the contrary, subject to the Remedies Notice Period (defined below), the DIP Loan Documents shall immediately and automatically terminate (except as the DIP Lenders may otherwise agree in writing), and all obligations owed under the DIP Notes shall be immediately due and payable, upon the earliest to occur of the following (each, a “Termination Event”):

(a)	the dismissal of any of the Chapter 11 cases or the conversion of any of the Chapter 11 cases into a case under Chapter 7 of the Bankruptcy Code;

(b)

a trustee or an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the business of Biovest is appointed in Biovest’s Chapter 11 case without the prior written consent of the

DIP Lenders (which consent may be withheld in their sole discretion), or Biovest applies for, consents to, acquiesces in or fails to object to, any such appointment without the prior written consent of the DIP Lenders (which consent may be withheld in their sole discretion);

(c)	this Final Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lenders;

(d)	the occurrence of an “Event of Default” as defined under the DIP Notes, or Biovest’s receipt of written notice from the DIP Lenders of the occurrence of any violation by Biovest of this Final Order;

(e)	the failure of the Biovest Plan to permit shares of the Biovest Common Stock issued or issuable to the DIP Lenders (or any assignee, affiliate, or subsidiary of the DIP Lenders), under such Biovest Plan upon conversion of the DIP Notes or exercise of the DIP Warrants to be freely transferable and eligible for sale without restriction without the need for registration under any applicable federal or state securities laws, pursuant to Section 1145 of the Bankruptcy Code;

(f)	the failure of the confirmation order approving the Biovest Plan to be in form and substance satisfactory to the DIP Lenders; and

(g)	the effective date of the Biovest Plan, or the consummation of the sale or other disposition of all or substantially all of the assets of Biovest whether done by one or a series of transactions.

4. Subject to this Final Order, the DIP Loan Documents and all indebtedness incurred thereby constitute valid, binding obligations of Biovest, enforceable against Biovest in accordance with their terms. The rights, remedies, powers, privileges, liens and priorities of the DIP Lenders provided for in this Final Order and in the DIP Loan Documents shall not be modified, altered or impaired in any manner by any subsequent order (including a confirmation order, an order approving an asset sale under Section 363 of the Bankruptcy Code or otherwise) or by any plan of reorganization or liquidation in these Chapter 11 cases or in any subsequent cases under the Bankruptcy Code unless the DIP Loan Obligations have been paid indefeasibly in full in cash and completely satisfied contemporaneously with such order.

5. In making the decision to make advances and to extend other financial accommodations to Biovest under the DIP Loan Documents or to collect the indebtedness and obligations of Biovest, the DIP Lenders shall not be deemed to be in control of the operations of Biovest or to be acting as a responsible person or owner or operator with respect to the operation or management of Biovest (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or any similar Federal or state statute).

6. The automatic stay in effect pursuant to Section 362 of the Bankruptcy Code is hereby vacated and modified without further application or motion to, or order from the Court:

(a) so as to permit, to the extent necessary, all payments and applications with respect to the DIP Loan Obligations (including, without limitation, all fees, costs and expenses referred to in the DIP Loan Documents and the DIP Lenders’ attorneys’ fees and expenses), as provided in the DIP Loan Documents and this Final Order, and

(b) to the extent necessary to permit the DIP Lenders, upon the occurrence of a Termination Event, and without any interference from any Debtor or any other party in interest but subject to three (3) business days’ prior written notice (which may be delivered by electronic mail) (the “Remedies Notice Period”) to the Debtors, their counsel, counsel to Laurus/Valens, counsel to the Committee and counsel to the U.S. Trustee, to exercise all rights and remedies provided for in the DIP Loan Documents, this Final Order or under other applicable bankruptcy and non-bankruptcy law to the extent permitted under the DIP Loan Documents and this Final Order including, without limitation, the DIP Lenders’ right to (i) terminate the commitments under the DIP Loan Documents, (ii) cease making loans and/or suspend or terminate the commitments under the DIP Loan Documents, and (iii) declare all DIP Loan Obligations immediately due and payable, and/or (iv) take any actions reasonably calculated to preserve or safeguard the Collateral; provided, however, that immediately upon the occurrence of a Termination Event, the DIP Lenders may charge interest at the default rate set forth in the DIP Notes without being subject to the Remedies Notice Period but subject to review by this Court. The Debtors, the Committee and/or the U.S. Trustee shall have the burden of proof at any hearing on any request by them to reimpose or continue the automatic stay of Section 362(a) of the Bankruptcy Code or to obtain any other injunctive relief, and the sole issue at any hearing to re-impose the automatic stay or to obtain any other injunctive or other relief shall be limited to whether or not a Termination Event has occurred. Subject to the Remedies Notice Period, the DIP Lenders may without further application or motion, or order from the

Court, foreclose or otherwise enforce their security interests in or liens on the Collateral and/or to exercise any other default-related rights and remedies under the DIP Loan Documents or this Final Order and neither Section 105 of the Bankruptcy Code nor any other provision of the Bankruptcy Code or applicable law shall be utilized to prohibit the DIP Lenders from exercising or enforcing such default-related rights and remedies, regardless of any change in circumstances (whether or not foreseeable) and the Debtors shall cooperate with the DIP Lenders in connection with such enforcement.

7. Subject to the terms of this Final Order, Biovest is authorized and directed to take and effect all actions, and to execute and deliver all agreements, instruments and documents, required or necessary for its performance under the DIP Loan Documents.

8. As security for the DIP Loan Obligations, the DIP Lenders shall be, and hereby are, granted, effective immediately and without the necessity of the execution by Biovest of financing statements, deposit account control agreements, mortgages, security agreements, or otherwise, in accordance with Sections 364(c)(1), and 364(d) of the Bankruptcy Code, a valid and perfected first priority, senior lien on and security interest in the Collateral. None of the cash held in the Deposit Account shall constitute, or be deemed to constitute, cash collateral of any other party, including, without limitation, the Prepetition Lenders or Corps Real, LLC.

9. The security interests and liens granted to the DIP Lenders shall not be made on a parity with, or subordinated to, any other security interest or lien under Section 364(d) of the Bankruptcy Code or otherwise.

10. Except as expressly provided in this Final Order, no expenses of administration of these Chapter 11 cases or any future proceedings or cases which may result therefrom, including, without limitation, liquidation in bankruptcy or other proceedings under the

Bankruptcy Code, or other administrative claims, including, without limitation, fees and expenses of professionals, shall be charged against the Collateral of the DIP Lenders under Section 506(c) of the Bankruptcy Code or otherwise.

11. Effective upon entry of this Final Order, the DIP Loan Obligations shall constitute, in accordance with Section 364(c)(1) of the Bankruptcy Code, claims against Biovest in its Chapter 11 case which are administrative expense claims having the highest administrative priority over any and all administrative expenses, whenever arising, of the kind specified in any provision of the Bankruptcy Code, including but not limited to, Sections 105, 326, 328, 330, 331, 363, 364, 503, 506, 507, 546, 726, 1113 or 1114 of the Bankruptcy Code. No costs or administrative expenses which have been or may be incurred in these Chapter 11 cases or in any subsequent cases under Chapter 7 of the Bankruptcy Code as a result of a conversion pursuant to Section 1112 of the Bankruptcy Code, and no priority claims, are or will be prior to or on a parity with the claims of the DIP Lenders with respect to the DIP Loan Obligations. No other claim having a priority superior to or pari passu with that granted by this Final Order to the DIP Lenders shall be granted in respect of Biovest while any portion of the DIP Loan Obligations remains outstanding. Notwithstanding anything to the contrary contained in this Paragraph 11, the foregoing provisions shall (i) be limited solely to a Superpriority Claim against only the Collateral and not against any other assets of Biovest and (ii) not create any priority or seniority to any claims of Laurus/Valens, Corps Real, or Accentia Biopharmaceuticals, Inc. in any and all assets of Biovest (excluding the Collateral).

12. Biovest may use the proceeds of the loans and advances made pursuant to the DIP Loan Documents only for the purposes specifically set forth in the DIP Loan Documents.

13. Notwithstanding anything herein or in the DIP Loan Documents to the contrary, no loans or advances made pursuant to the DIP Loan Documents and no proceeds of the Collateral may be used by Biovest or any other person or entity (including, without limitation, the Committee) to object to or contest in any manner, or raise any defenses to, the validity, extent, perfection, priority or enforceability of the DIP Loan Obligations or any liens or security interests with respect thereto or any other rights or interests of the DIP Lenders, or to assert any claims or causes of action against the DIP Lenders.

14. The DIP Lenders shall not be required to enter into a deposit account control agreement or file financing statements, notices of lien or similar instruments in any jurisdiction or effect any other action to attach or perfect the security interests and liens granted under this Final Order or the DIP Loan Documents. Notwithstanding the foregoing, the DIP Lenders may, in their sole discretion, enter into a deposit account control agreement, file such financing statements, notices of lien or similar instruments or otherwise confirm perfection of such liens and security interests without seeking modification of the automatic stay under Section 362 of the Bankruptcy Code and all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Final Order.

15. Notwithstanding the occurrence of an Event of Default under the DIP Loan Documents or anything herein, all of the rights, remedies, benefits and protections provided to the DIP Lenders under this Final Order and the DIP Loan Documents shall survive the termination of any obligation of the DIP Lenders to make loans and advances under the DIP Loan Documents.

16. The provisions of this Final Order shall be binding upon and inure to the benefit of the DIP Lenders, Biovest, and their respective successors and assigns. This Final

Order shall bind any trustee or other responsible person or officer hereafter appointed or elected for the estate of Biovest, whether in these Chapter 11 cases or in the event of the conversion of the Chapter 11 cases to cases under Chapter 7 of the Bankruptcy Code. Such binding effect is an integral part of this Final Order.

17. Unless and to the extent otherwise agreed to by the DIP Lenders, the DIP Loan Obligations will not be discharged by the entry of an order confirming a plan of reorganization in Biovest’s Chapter 11 case or the granting of any discharge to Biovest.

18. Biovest will not, at any time during its Chapter 11 case, grant security interests or liens in the Collateral to any other parties pursuant to Section 364(d) of the Bankruptcy Code or otherwise.

19. No failure or delay on the part of the DIP Lenders in exercising any right, power or privilege provided for in this Final Order or the DIP Loan Documents shall operate as a waiver thereof. This Final Order shall not be construed in any way as a waiver or relinquishment of any right that the DIP Lenders may have to bring or be heard on any matter brought before this Court.

20. Without limiting the rights of access and information afforded the DIP Lenders under the DIP Loan Documents, Biovest shall permit representatives, agents and/or employees of the DIP Lenders to have reasonable access to Biovest’s premises and its records during normal business hours (without unreasonable interference with the proper operation of Biovest’s business) and shall cooperate, consult with, and provide to such persons all such non-privileged information as they may reasonably request.

21. If any or all of the provisions of this Final Order or the DIP Loan Documents are hereafter modified, vacated, amended or stayed by subsequent order of this Court or any other court, such modification, vacatur, amendment or stay shall not affect the validity of any obligation to the DIP Lenders that is or was incurred prior to the effective date of such modification, vacatur, amendment or stay, or the validity and enforceability of any security interest, lien or priority authorized or created by this Final Order or the DIP Loan Documents and, notwithstanding any such modification, vacatur, amendment or stay, any obligations of Biovest pursuant to this Final Order or the DIP Loan Documents arising prior to the effective date of such modification, vacatur, amendment or stay shall be governed in all respects by the original provisions of this Final Order and the DIP Loan Documents, and the validity of any such credit extended or security interest or lien granted pursuant to this Final Order or the DIP Loan Documents is subject to the protection accorded under Section 364(e) of the Bankruptcy Code.

22. Nothing in this Final Order or in the DIP Loan Documents shall excuse any party from complying with the federal securities laws in connection with any transaction contemplated by this Final Order or the DIP Loan Documents; provided, however, that nothing contained in this paragraph is intended to, nor shall this Final Order, supersede or alter any applicable provisions of the Bankruptcy Code.

23. This Final Order constitutes findings of fact and conclusions of law and takes effect and becomes enforceable immediately upon execution hereof and the Clerk of the Court is hereby directed to enter this Final Order on the Court’s docket in these Chapter 11 cases.

24. To the extent any of the DIP Loan Documents are inconsistent or conflict with this Final Order, the terms of this Final Order shall control.

25. Counsel for Biovest is directed to serve a copy of this Final Order on the DIP Lenders, the Prepetition Lenders, Corps Real and all parties on the Master Service List for these cases within three (3) days after the entry of this Final Order and thereafter file a certificate of service with the Clerk of the Court.

DONE and ORDERED in Chambers at Tampa, Florida on October 25, 2010.

/s/ K. Rodney May
K. Rodney May
United States Bankruptcy Judge

19